                               STOCK PURCHASE AGREEMENT



                                     BY AND AMONG



                                     AT&T CORP.,



                               AMERICAN TRANSTECH INC.



                                         AND



                                MATRIXX MARKETING INC.









                               DATED DECEMBER 20, 1997

                               STOCK PURCHASE AGREEMENT




          This STOCK PURCHASE AGREEMENT ("Agreement") is made as of the 20th day of December, 1997, by and among AT&T Corp., a New York corporation ("AT&T" or the "Seller"), American Transtech Inc., a Delaware corporation ("the Company"), and MATRIXX Marketing Inc., an Ohio corporation (the "Buyer").


                                   R E C I T A L S:

          WHEREAS, the Seller owns all of the issued and outstanding shares of capital stock of the Company, without par value (the "Company Stock");

          WHEREAS, the Company is, including through its affiliate AT&T Canada Enterprises, Inc. ("ACE"), engaged primarily in the business of providing telephony-based customer care and employee care services, including, without limitation, telemarketing, lead generation, customer service, product support, transaction processing, account servicing, problem resolution and technical support in the United States (the "U.S. Business") and Canada (the "Canadian Business" and together with the U.S. Business, the "Business"); and

          WHEREAS, the Buyer wishes to purchase, pursuant to the stock purchase and the asset purchase contemplated herein and subject to all the terms and conditions hereof, the Company Stock and the Canadian Assets (as defined below) from the Seller, and the Seller wishes to sell the Company Stock and the Canadian Assets to the Buyer:

                                  A G R E E M E N T:

          NOW, THEREFORE, in consideration of the foregoing premises, the terms, conditions and other covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereto agree as follows:

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                                      SECTION 1
                                  SALE AND PURCHASE

          1.1 PURCHASE AND SALE. Subject to all the terms and conditions hereof and in reliance on the representations and warranties and agreements contained herein, at the Closing (as defined below) the Seller shall sell the Company Stock and the Canadian Assets to the Buyer and the Buyer shall purchase the Company Stock and the Canadian Assets from the Seller for the amount of consideration set forth in Section 1.2.

          1.2  CONSIDERATION.

               (a) The consideration (the "Purchase Price") for the Company Stock and the Canadian Assets shall be U.S. $625 million. The Purchase Price shall be subject to adjustment as provided in Section 1.6.

               (b) On the Closing Date (as defined below), subject to the terms and conditions hereof and in reliance upon the representations, warranties and agreements contained herein, (i) the Seller shall sell to the Buyer, and the Buyer shall purchase from the Seller, the Company Stock and the Canadian Assets, and (ii) the Buyer agrees to deliver to the Seller the Purchase Price, by wire transfer of immediately available United States funds, to a bank account designated in writing by the Seller.

          1.3 ASSUMPTIONS. In addition to the debts, obligations and liabilities of the Company, the Buyer shall assume the debts, obligations and liabilities of the Seller Entities (as defined below) (i) which are directly related to the Business listed in Section 1.3 of the Seller's and the Company's disclosure schedule (the "Disclosure Schedule") attached hereto, (ii) which relate to or arise out of the Canadian Business, as conducted at any time prior to, on or after the Closing, including all debts, liabilities and obligations relating to or arising out of the Canadian Assets (including the ownership and the operations thereof) and the Canadian Contracts (as defined below) and (iii) which relate to the employees of the Canadian Business on the Closing Date to be assumed in accordance with the Employee Matters Agreement (as defined below) (collectively, the "Assumed Liabilities").

          1.4 ASSIGNMENT OF CONTRACTS. The Seller agrees to assign and the Buyer agrees, following the Closing, to cause the Company to accept the assignment of the contracts relating primarily to the Business to which any of the Seller Entities is a party (the "Assigned Contracts"), including (i) the contracts listed on Section 1.4 of the Disclosure Schedule and

(ii) all contracts relating primarily to the Canadian Business (the "Canadian Contracts"). The Buyer agrees, following the Closing, to cause the Company to assume full responsibility for all of the payments and other obligations of the Seller under such contracts and further agrees, following the Closing, to cause the Company to indemnify and hold the Seller harmless from any and all liabilities, costs, expenses, obligations and damages and reasonable attorney's fees, court costs and other out-of-pocket expenses (collectively, "Losses") arising out of or in connection with such contracts which Losses arise following the Closing.

          1.5 CANADIAN ASSETS. The "Canadian Assets" shall mean, except for those assets that are listed on Section 1.5 of the Disclosure Schedule, all right, title and interest of the Seller Entities in and to all of the assets, properties and rights, whether tangible or intangible, whether real, personal or mixed, whether fixed, contingent or otherwise, and wherever located, which are primarily used by the Canadian Business. The "Seller Entities" shall mean, as applicable, one or more of Seller and its direct or indirect wholly owned subsidiaries, including ACE but excluding the Company.

          1.6 POST-CLOSING ADJUSTMENT. (a) For purposes of this Section 1.6, the following terms shall have the meanings set forth below:

               (i) "Net Assets Amount" shall mean (x) Total Assets minus (y) Total Liabilities.

               (ii) "Total Assets" shall mean total assets of the Business as reflected on the Adjusted Closing Balance Sheet (as defined below), derived and calculated in the same manner as in the unaudited September 30, 1997 balance sheet of the Business (the "Unaudited Balance Sheet").

               (iii) "Total Liabilities" shall mean total liabilities of the Business as reflected on the Adjusted Closing Balance Sheet, derived and calculated in the same manner as in the Unaudited Balance Sheet.

          (b) Within 60 days following the Closing, the Buyer shall prepare, or cause to be prepared, and deliver to the Seller a balance sheet (the "Closing Balance Sheet") which shall set forth the assets and liabilities of the Business acquired under this Agreement or any Ancillary Document (as hereinafter defined) as of the close of business on the day immediately preceding the Closing Date. The Closing Balance Sheet shall be prepared in the same manner as that in which the

Unaudited Balance Sheet was prepared (which is in accordance with US generally accepted accounting principles ("GAAP"), except as disclosed in
Section 2.5 of the Disclosure Schedule), except that (i) the following items shall be excluded from the Closing Balance Sheet and the Unaudited Balance
Sheet: assets and liabilities related to pensions, postretirement benefits and compensated absences, income tax assets and liabilities (current or deferred) and intercompany balances other than ordinary course intercompany balances referred to in Section 4.7; (ii) any other asset which is reflected on the Unaudited Balance Sheet that is required to be reflected on the Closing Balance Sheet shall be recorded on the Closing Balance Sheet on the same basis on which it was recorded on the Unaudited Balance Sheet, provided that such amounts shall be adjusted in accordance with the Company's accounting policies and principles, consistently applied; and (iii) no reserves (including asset valuation allowance), liabilities or similar items reflected on the Unaudited Balance Sheet or created thereafter shall be reversed or shall be reallocated to cover any other reserve, liability or similar item required to be provided for on the Closing Balance Sheet, other than in the ordinary course in accordance with past practice. The Closing Balance Sheet shall be accompanied by a schedule setting forth the calculation of the Net Assets Amount.

          (c) The Seller and the Seller's accountants shall, within 60 days after the delivery by the Buyer of the Closing Balance Sheet and the accompanying schedule, complete their review of the Closing Balance Sheet and the Net Assets Amount derived from the Closing Balance Sheet. In the event that the Seller determines that the Closing Balance Sheet has not been prepared, or that the Net Assets Amount has not been determined, on the basis set forth in
Section 1.6(b), the Seller shall inform the Buyer in writing ("Seller's Objection"), setting forth a description in reasonable detail of the basis of its objection and the adjustments to the Closing Balance Sheet and the Net Assets Amounts which the Seller believes should be made, on or before the last day of such 60-day period. The Buyer shall then have 30 days to review and respond to Seller's Objection. If the Buyer and the Seller are unable to resolve all of their disagreements with respect to Seller's Objection within 10 days following the completion of the Buyer's review of Seller's Objection, they shall refer their remaining differences to a "Big Six" or other nationally recognized firm of independent public accountants as to which the Buyer and the Seller mutually agree (or, in the event the parties cannot agree, as chosen by the American Arbitration Association) (such accounting firm, the "CPA Firm"), which shall determine on the basis of the standards sets forth in Section 1.6(b), and only with respect to the remaining differences so submitted, whether and to what extent, if any, the Closing Balance Sheet and the Net Assets Amount require adjustment. During such 30-day review period and the subsequent 10-day period, the parties shall seek in good faith to resolve in writing any differences which they may have with respect to any matter specified in Seller's Objection. The parties shall instruct the CPA Firm to deliver its written determination to the Buyer and the Seller no later than the 20th day after the remaining differences underlying Seller's Objection are referred to the CPA Firm. The CPA Firm's determination shall be conclusive and binding upon the Seller and the Buyer, and shall be based solely on presentations by the Buyer and the Seller. Prior to Closing the Seller and the Buyer will agree reasonably and in good faith on Procedures for CPA Firm review. The
CPA Firm shall address only those issues in dispute, and may not assign a value to any item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party. The fees, costs and expenses of the CPA Firm (i) shall be borne by the Seller in the proportion that the aggregate dollar amount of such disputed items so submitted that are unsuccessfully disputed by the Seller
(as finally determined by the CPA Firm) bears to the aggregate dollar amount of such items so submitted and (ii) shall be borne by the Buyer in the proportion that the aggregate dollar amount of such disputed items so submitted that are successfully disputed by the Seller (as finally determined by the CPA Firm) bears to the aggregate dollar amount of such items so submitted. The Seller and the Buyer shall make available to the CPA Firm all relevant books and records and any work papers (including those of the parties' respective accountants) relating to the Unaudited Balance Sheet and the Closing Balance Sheet and all other items reasonably requested by the CPA Firm. The "Adjusted Closing Balance Sheet" shall be (i) the Closing Balance Sheet in the event that (x) Seller's Objection is not delivered to the Buyer during the 60-day period specified above, or (y) the Buyer and the Seller so agree, (ii) the Closing Balance Sheet, adjusted in accordance with Seller's Objection, in the event that the Buyer does not respond to Seller's Objection within the 30-day period following receipt by the Buyer of Seller's Objection or the Buyer agrees with the Seller's Objection, or (iii) the Closing Balance Sheet, as adjusted by either (x) the mutual agreement of the Buyer and the Seller or (y) the CPA Firm.

          (d) The Buyer shall provide the Seller and its accountants reasonable access to the books and records of the Company, to any other information, including work papers of its accountants, and to any employees of the Company to the extent reasonably necessary for the Seller to prepare Seller's Objection, if any, to respond to any objections the Buyer has with respect to such Seller's Objection and, if applicable, to present such Seller's Objection to the CPA Firm. The Seller shall provide the Buyer and its accountants reasonable access to the books and records of the Seller, any other information, including work papers of its accountants, and to any employees of the Seller to the extent reasonably necessary for the Buyer to prepare the Closing Balance Sheet and review any Seller's Objection.

          (e) If the Net Assets Amount is less than the amount by which the total assets of the Business, as reflected on the Unaudited Balance Sheet, minus the total liabilities of the Business, as reflected on the Unaudited Balance Sheet (such excess amount, the "Target Amount"), the Seller shall make an adjustment payment to the Buyer in an amount equal to the difference between the two amounts and, if the Net Assets Amount is greater than the Target Amount, the Buyer shall make an adjustment payment to the Seller in an amount equal to the difference between the two amounts. Any adjustment payment payable pursuant to this Section 1.6(e) shall be paid, together with interest thereon at an annual rate equal to the reference rate from time to time of The Chase Manhattan Bank N.A. plus 1.5% from and including the Closing Date to but not including the date of payment, promptly, but in any event within 5 business days, following issuance of the Adjusted Closing Balance Sheet by wire transfer of immediately available funds to a bank account or accounts designated by the party to be paid.

          (f) Notwithstanding any other provisions herein to the contrary, any liabilities included in the calculation of the Net Assets Amount will not constitute a breach of any of the Seller's representations or warranties in
Section 2 hereof and will not give rise to any obligation on the part of the Seller to indemnify the Buyer or any member of the Buyer's Indemnified Group (as defined below) with respect to such liabilities. The conclusion of the CPA Firm's review pursuant to this Section 1.6 and the payment of any adjustment payment set forth in Section 1.6(e) shall be deemed a mutual waiver and release by the parties hereto with respect to any matters so reviewed by the CPA Firm.

                                     SECTION 2

                    REPRESENTATIONS AND WARRANTIES OF THE SELLER

          The Seller hereby represents and warrants to the Buyer that the following representations and warranties are true and correct on the date hereof. The Seller makes no representations or warranties to the Buyer except as set forth in this Agreement, the Ancillary Agreements (as defined below) or the Disclosure Schedules.

          2.1 DUE AUTHORIZATION AND EXECUTION. Each of the Seller and the Company has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements and to consummate the transactions contemplated herein and therein. No additional corporate proceeding or action on the part of the Seller and the Company is necessary to authorize and approve the execution and delivery of this Agreement or the Ancillary Agreements or the performance by the Seller and the Company of their obligations hereunder or thereunder. This Agreement has been duly executed and delivered by the Seller and the Company and, assuming due execution and delivery by the Buyer, constitutes the legal, valid and binding obligation of each of the Seller and the Company enforceable against it in accordance with its terms, except as such enforcement may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights in an action (whether considered at law or in equity) generally or (b) equitable principles (whether considered in an action at law or in equity).

          2.2 ORGANIZATION. Each of the Seller and the Company is a corporation duly organized, validly existing and in good standing under the laws of its states of incorporation. The Seller has all requisite corporate power and authority to own the Company Stock. Each of the Company and the Seller Entities has all requisite corporate power and authority to own, operate and lease its properties and to carry on the part of the Business it is now conducting, as now conducted. The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in all other jurisdictions where it currently conducts business that require such qualification or licensing except where the failure to so qualify or be licensed would not, in the aggregate, have a Material Adverse Effect (as defined below) on the Business, taken as a whole. The Seller has made available to the Buyer complete and correct copies of the Company's charter and bylaws, each as amended to the date hereof.

          2.3 THE COMPANY SUBSIDIARIES. The Company does not own, directly or indirectly, 25% or more of any equity interests in any other person or entity.

          2.4 CAPITALIZATION. The Company's authorized capital stock consists of one share of Company Stock, of which one share is issued and outstanding. All of the issued and outstanding shares of the Company Stock are duly authorized and validly issued, fully paid and non-assessable, with no liability attaching to the holders thereof, and are owned beneficially and of record by the Seller free and clear of any encumbrances. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon the Company for the purchase or acquisition of any shares of its capital stock.

          2.5 FINANCIAL STATEMENTS. The Company has provided to the Buyer the unaudited balance sheet of the Business as of December 31, 1996 and the Unaudited Balance Sheet, and the related statements of income of the Business for the year ended December 31, 1996 and the nine months ended September 30, 1997 (such unaudited financial statements of the Business shall hereinafter collectively be referred to as the "Company Financial Statements"). The Company Financial Statements present fairly in all material respects the financial position of the Business as of the respective dates indicated and the results of operations for the respective periods indicated and have been prepared in conformity with U.S. generally accepted accounting principles ("GAAP"), except as disclosed in Section 2.5 of the Disclosure Schedule, throughout and among the periods covered thereby.

          2.6 PROPERTIES. Except as set forth in Section 2.6 of the Disclosure Schedule, (i) the assets owned or leased by the Company and the Canadian Assets, together with the Company's contractual and other intangible rights (including, without limitation, rights under the Assigned Contracts), constitute all the assets necessary to conduct the Business as it is being conducted on the date hereof, (ii) the Company owns or holds under valid leases all real property and plants and all material machinery and equipment necessary for the conduct of the U.S. Business as it is being conducted on the date hereof, and (iii) the Company has good title to all real and material personal properties reflected on the Unaudited Balance Sheet (other than properties disposed of in the ordinary course of business since September 30, 1997 which assets are not in the aggregate material to the Business) except for Permitted Encumbrances (as defined below).

          2.7 CONTRACTS. Each of the contracts, agreements, leases and licenses ("Contracts") to which the Company is a party or is bound and which are material to the Business, properties, assets, liabilities, results of operations or financial condition of the Business, taken as a whole (the "Material Contracts"), including, without limitation:

          (a) each Contract with any customer of the Company providing for payments to the Company or an Affiliate of the Company of at least $1,000,000 for the nine months ended September 30, 1997;
          (b)  each lease relating to real property;
          (c) each other Contract involving payments in excess of $1,000,000 for the nine months ended September 30, 1997 in respect of ongoing services, unless cancelable on 60 days' or less notice for a nominal payment or such services may be replaced without resulting in a Material Adverse Effect on the Business, taken as a whole; and
          (d) each Contract that contains a covenant not to compete (where the Company is the obligor thereunder) or other restrictive covenant that will materially impair the Buyer's ability to conduct the Business after the Closing in the manner in which it is being conducted on the date hereof.

Each Material Contract is listed on Section 2.7 of the Disclosure Schedule and is to the knowledge of the Seller, valid and binding on the other parties thereto, except as would not, in the aggregate, have a Material Adverse Effect on the Business, taken as a whole. With respect to the Material Contracts, there have been no uncured or unwaived material defaults by the Company or, to the knowledge of the Seller, the other party or parties thereto, and to the Seller's knowledge there are no facts or conditions that have occurred or that are anticipated to occur which, through the passage of time or the giving of notice, or both, would constitute a material default by the Company or, to the knowledge of the Seller, by the other party or parties thereto which would have, in the aggregate, a Material Adverse Effect on the Business, taken as a whole. Subject to the provisions of Section 4.5 and as disclosed in Section 2.8 of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein will require the consent of any party to any of such Material Contracts, the failure of which to obtain would have a Material Adverse Effect on the Business, taken as a whole.

          2.8 CONFLICTS. Except as disclosed in Section 2.8 of the Disclosure Schedule, neither the execution and delivery of, nor the consummation of the transactions contemplated in, this Agreement or the Ancillary Agreements will result in any of the following: (a) a violation of the charter, bylaws or other governing instruments of the Company; (b) a default or an event that, with notice or lapse of time, or both, would constitute a default, breach or violation of any Contract to which the Company is a party or by which it is bound; (c) an event that would permit any person or entity to terminate any Contract to which the Company is a party or to accelerate the maturity of any Indebtedness (as defined below) or other obligation of the Company; (d) the creation or imposition of any lien, mortgage, pledge, charge or encumbrance of any kind upon any asset of the Company; (e) a violation or breach of any statute, ordinance, rule or regulation applicable to the Company or any writ, injunction or decree of any court or governmental instrumentality to which the Company is a party or by which any of its properties is bound; (f) a loss or adverse modification of any license, franchise or other authorization granted to or otherwise held by the Company; or (g) except with regard to those matters discussed in Section 2.9 below or disclosed in Section 2.9 of the Disclosure Schedule, the necessity to obtain the consent or approval of, or give notice to or register with any government or nongovernment third party, in each of the cases set forth in (a) through (g) above subject to exceptions which would not, individually or in the aggregate, have a Material Adverse Effect on the Business, taken as a whole.

          2.9 FILINGS. Other than in connection with, or in compliance with, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), or the Competition Act of Canada (the "Competition Act"), if applicable, no notice to or filing with, and no authorization, consent or approval of, any domestic or foreign court or any public or governmental body or authority (including, without limitation, the Federal Communications Commissions (the "FCC")) is necessary for the consummation by the Seller and the Company of the transactions contemplated in this Agreement, except for notices or filings (i) that are applicable solely as a result of the specific regulatory status of the Buyer or its Affiliates and (ii) the failure of which to give or make, and authorizations, consents and approvals the failure of which to obtain, would not, individually or in the aggregate, have a Material Adverse Effect on the Business, taken as a whole, or a material adverse effect on the Seller's or the Company's ability to consummate the transactions contemplated by this Agreement.

          2.10 COMPLIANCE WITH LAW. Neither the Company nor the Canadian Business is in violation of any governmental laws, regulations or orders relating to the operation, conduct or ownership of the Business, which violations, individually or in the aggregate, have or would have a Material Adverse Effect on the Business, taken as a whole. Section
2.10 of the Disclosure Schedule sets forth a list of all licenses, permits and certificates from governmental agencies ("Licenses") held by the Company, including Licenses, if any, issued by the FCC. The Company and the Canadian Business have all Licenses necessary for the conduct of the Business as now conducted, the failure of which to have, individually or in the aggregate, would have a Material Adverse Effect on the Business, taken as a whole.

          2.11 LITIGATION. Other than as listed in Section 2.11 of the Disclosure Schedule, there is no claim, suit, proceeding or action pending that, if adversely determined, would have a Material Adverse Effect on the Business, taken as a whole. The Company is not subject to any outstanding order, writ, injunction or decree that, individually or in the aggregate, would have a Material Adverse Effect on the Business, taken as a whole, or a material adverse effect on the Seller's ability to consummate the transactions contemplated by this Agreement.

          2.12 FEES, COMMISSIONS AND EXPENSES. The Company has not paid or agreed to pay, nor received any claim with respect to, any brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated in this Agreement other than to BT Wolfensohn (which has been or shall be paid by Seller) without any cost to the Company.

          2.13 ABSENCE OF CHANGE. Except as set forth in Section 2.13 of the Disclosure Schedule or as set forth herein, since September 30, 1997 there has not been (a) any change that would, individually or in the aggregate, have a Material Adverse Effect on the Business, taken as a whole, or (b) any physical damage, destruction or loss that would, individually or in the aggregate, after taking into account any insurance recoveries payable in respect thereof, have a Material Adverse Effect on the Business, taken as a whole. Since September 30, 1997, the Business has been operated in the ordinary course in a manner consistent with past practice. Neither the Seller nor any of its affiliates has, since September 30, 1997, taken any of the actions with respect to the Business that, in accordance with Section 4.1(b), are not permitted to be taken between the date of this Agreement and the Closing Date other than as contemplated by this Agreement and the Ancillary Agreements.

          2.14 UNDISCLOSED LIABILITIES. Neither the Business nor the Company has any liabilities or obligations of any kind whatsoever (whether absolute, accrued, contingent, determined, determinable or otherwise) which would have a Material Adverse Effect on the Business, taken as a whole, other than (a) liabilities reflected, reserved against or otherwise disclosed in the Company Financial Statements, (b) liabilities accruing after September 30, 1997 in the ordinary course of business or in accordance with this Agreement, and (c) liabilities otherwise reflected herein or in Section 2.14 of the Disclosure Schedule.

          2.15 ENVIRONMENTAL MATTERS. (a) Except as set forth in Section 2.15 of the Disclosure Schedule:

     (i) the Company and the Canadian Business holds all environmental permits, certificates, licenses, approvals, registrations and authorizations required for operating the Business ("Environmental Permits"), except for those the failure to so hold would not have a Material Adverse Effect on the Business, taken as a whole;

     (ii) neither the Company nor the Seller has received any written notice that (A) any such Environmental Permits are not in full force and effect,
     (B) the Business is not in compliance in all material respects with the terms of such Environmental Permits, or (C) the Company (or the Seller with respect to the Company) is a potentially responsible party under CERCLA (as defined below) or any similar state law; and

     (iii) the operations of the Business have been and are in compliance in all material respects with all applicable Environmental Laws (as defined below) except as would not have a Material Adverse Effect on the Business, taken as a whole.

          (b) The Seller has made available to the Buyer any and all environmental audits, reports and studies that have been performed with respect to the properties of the Business.

          2.16 LABOR MATTERS. For the past three years the Company has not experienced any work stoppages. In addition, except as described in the Section
2.16 of Disclosure Schedule, on the date hereof there are, to the Seller's knowledge, no material formal grievances, allegations of unfair labor practices or similar occurrences pending between the Company and its employees.

          2.17 TAX MATTERS.

          (a) For purposes of this Agreement, (i) "Tax" means any of the Taxes, and "Taxes" means, with respect to the Company, (A) all net income, capital gains, gross income, gross receipts, sales, use, ad valorem, franchise, capital, profits, license, and other withholding, employee payroll withholding, employment, payroll, transfer, conveyance, documentary, stamp, property, value added, customs duties, minimum taxes, and any other taxes, fee, charges, levies, excises, duties or assessments of any kind whatsoever, together with additions to tax or additional amounts, interests and penalties relating thereto that may be imposed by the federal Government or any state, local or foreign government on or with respect to the Company, and (b) any liability of the Company for the payment of any amount of the type described in clause (A) as a result of the Company being a transferee or a member of an affiliated or combined group or as a result of being a member of a partnership prior to the Closing Date, and (ii) "Tax Returns" means all returns, reports and forms required to be filed with any Governmental Body in respect of any Taxes.

          (b) Except as set forth on Schedule 2.17, the Company has, except where a failure to do so would not have a Material Adverse Effect, (i) timely filed or will file when due (or has filed and has paid all assessed penalties and interest), including extensions thereof, all Tax Returns required to be filed by or with respect to the Company prior to the Closing; and (ii) paid in full or accrued on the Unaudited Financial Statements, all Taxes for all periods ending on or prior to the Closing Date. Except as set forth on Schedule 2.17, the Company is not a party to any pending action or proceeding, nor, to Seller's knowledge, is any such action or proceeding threatened by any Governmental Body, for the assessment or collection of any material Taxes, and no claim for assessment or collection of any material Taxes has been asserted against the Company which has not been settled with all amounts due having been paid or contested in good faith.

          2.18 PRICING. The prices set forth in Exhibit A to the Teleservices Supply Agreement reflect the current pricing structure of the Company for services to the Seller. Since January 1, 1997, the Company has not made changes in its pricing structure for services to the Seller that, in the aggregate, are material to the Business, taken as a whole.

                                     SECTION 3
                    REPRESENTATIONS AND WARRANTIES OF THE BUYER

          The Buyer represents and warrants to the Seller that the following representations and warranties are true and correct on the date hereof:

          3.1 DUE AUTHORIZATION AND EXECUTION. The Buyer has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements and to consummate the transactions contemplated herein and therein. No additional corporate proceeding or action on the part of the Buyer is necessary to authorize and approve the execution and delivery of this Agreement or the Ancillary Agreements or the performance by the Buyer of their obligations hereunder or thereunder. This Agreement has been duly executed and delivered by the Buyer and, assuming due execution and delivery by the Seller and the Company, constitutes the legal, valid and binding obligation of the Buyer enforceable against it in accordance with its terms, except as such enforcement may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights in an action (whether considered at law or in equity) generally or (b) equitable principles (whether considered at law or in equity).

          3.2 ORGANIZATION AND AUTHORITY. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. The Buyer has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted. The Buyer is duly qualified or licensed to do business as a foreign corporation and is in good standing in all jurisdictions where it currently conducts business that require such qualification or licensing except where the failure to so qualify or be licensed would not, in the aggregate, have a material adverse effect on the Buyer's ability to consummate the transactions contemplated by this Agreement.

          3.3 CONFLICTS. Neither the execution and delivery of, nor the consummation of the transactions contemplated in, this Agreement or the Ancillary Documents will result in any of the following: (a) a violation of the charter, bylaws or other governing instruments of the Buyer; (b) a default or an event that, with notice or lapse of time, or both, would constitute a default, breach or violation of any Contract to which the Buyer is a party or by which the Buyer is bound; (c) an event that would permit any person or entity to terminate a Contract to which the Buyer is a party or by which the Buyer is bound, or to accelerate the maturity of any Indebtedness or other obligation of the Buyer; (d) the creation or imposition of any lien, mortgage, pledge, charge or encumbrance of any kind upon any asset of the Buyer; (e) a violation of any statute, ordinance, rule or regulation applicable the Buyer, or any writ, injunction or decree of any court or governmental instrumentality to which the Buyer is a party or by which the Buyer or its properties is bound; (f) a loss or adverse modification of any license, franchise or other authorization granted to or otherwise held by the Buyer; or (g) except with regard to those matters discussed in Section 3.4 below, the necessity to obtain the consent or approval of, or give notice to or register with any government or nongovernment third party; except, in each of the cases set forth in (a) through (g) above, subject to exceptions which would not, individually or in the aggregate, have a Material Adverse Effect on the Buyer or a material adverse effect on the Buyer's ability to consummate the transactions contemplated by this Agreement.

          3.4 FILINGS. Other than in connection with, or in compliance with, the HSR Act or the Competition Act, if applicable, no notice to or filing with, and no authorization, consent or approval of, any domestic or foreign court or any public or governmental body or authority is necessary for the consummation by the Buyer of the transactions contemplated in this Agreement, except for notices or filings the failure of which to give or make, and authorizations, consents and approvals the failure of which to obtain, would not, individually or in the aggregate, have a Material Adverse Effect on the Buyer or a material adverse effect on its ability to consummate the transactions contemplated by this Agreement.

          3.5 INVESTMENT INTENT; RESTRICTED SECURITIES. The Buyer is acquiring the Company Stock solely for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof and not with any intent to participate prior to the Closing Date in the formulation, determination or direction of the Company's basic business decisions. The Buyer understands that the Company Stock has not been and is not being registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of specified exemptions therefrom which depend upon, among other things, the bona fide nature of its investment intent as expressed herein and as explicitly acknowledged hereby, and that the Company Stock is a "Restricted Security" under the federal securities laws inasmuch as it is being acquired from the Seller in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited sets of circumstances. The Buyer agrees that the Company Stock may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act except pursuant to an exemption from such registration available under the Securities Act.

          3.6 INVESTIGATION AND EXPERIENCE. The Buyer is an "accredited investor" within the meaning of Rule 501 under the Securities Act. The Buyer has carefully reviewed the representations and warranties concerning the Seller and the Company contained in this Agreement and understands that this investment involves substantial risks. The Buyer has had an opportunity to discuss the Company's business, management and financial affairs with the Seller and the Company's management. The officers of the Seller and the Company have answered, to the Buyer's satisfaction, all inquiries made thereby. The Buyer is experienced in evaluating and investing in companies such as the Company and has knowledge and experience in financial and business matters such that the Buyer is capable of evaluating the merits and risks of an investment in the Company and has the capacity to protect its own interests in connection with this Agreement and the transactions contemplated herein.

          3.7 FEES, COMMISSIONS AND EXPENSES. The Buyer has not paid or agreed to pay, nor received any claim with respect to, any brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated in this Agreement, other than Broadview Associates, which will be paid by the Buyer.

          3.8 AVAILABILITY OF FUNDS. The Buyer has available, and will have available on the Closing Date, sufficient funds to enable them to consummate the transactions contemplated by this Agreement.


                                      SECTION 4
                         ADDITIONAL COVENANTS AND AGREEMENTS

          4.1  AGREEMENTS OF THE SELLER.  The Seller agrees that:

               (a) Between the date of this Agreement and the Closing Date, the Seller will provide monthly financial results and any revisions to the Company's projections to the Buyer with respect to the Business's overall operations and matters not in the ordinary course of business, and shall make available to the Buyer reasonable access to the Company's officers to discuss such information. The Seller and the Company will cooperate in all reasonable respects with the

Buyer and its representatives and counsel in the preparation of any documents or other material which may be required by any governmental agency.

               (b) Unless otherwise agreed to in writing by the Buyer, and other than with respect to the Ancillary Agreements and the transfer of the Canadian Assets as contemplated herein, between the date of this Agreement and the Closing Date, the Seller will cause the operations of the Business to be conducted in the ordinary course except as expressly contemplated by this Agreement and the transactions contemplated hereby and shall use all reasonable efforts to maintain and preserve organization of the Business and to retain the services of its officers and key employees and maintain relationships with customers, suppliers, lessees, licensees and other third parties in order to prevent its goodwill and ongoing Business from being impaired in any material respect. Without limiting the generality of the foregoing, unless otherwise agreed to in writing by the Buyer, and other than as disclosed in Section 4.1(b) of the Disclosure Schedule or with respect to the Ancillary Agreements and the transfer of the Canadian Assets as contemplated herein, the Seller will: (i) not permit the Company to amend its certificate of incorporation or bylaws; (ii) not permit the Company or the Business to incur any Indebtedness other than loans from the Seller in the ordinary course of business consistent with past practice and not permit the Company or the Business to lend money to, advance, invest in, or otherwise provide financing for or guarantee the obligations of, any person; (iii) not permit the Company to issue, deliver, sell, purchase or redeem, or authorize or propose the issuance, delivery, sale or purchase or redemption of any shares of its capital stock or any class of securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities; (iv) not permit the Company to adjust, split, combine or reclassify its capital stock or declare, set aside or pay any dividend or distribution with respect to its capital stock or other convertible securities, other than as contemplated by this Agreement; (v) not permit the Company to sell or convey its assets outside the ordinary course; (vi) not permit the Company to change its method of accounting or accounting principles, method, estimate or practice; (vii) not permit the Company to cancel, terminate or amend any customer contract the effect of which would have a Material Adverse Effect on the Business, taken as a whole; (viii) not permit the Company to merge or consolidate with any person; (ix) not permit the Company to acquire assets or capital stock or other interest in any other entity; (x) not permit the Company to enter into, modify or amend and employment, severance, stay-pay, termination or similar agreements or arrangements or grant any bonus, salary increase, severance or termination pay to any employee, officer, director or consultant other than in the ordinary course of business consistent with past practice;
(xi) not permit the Company to enter into, adopt or amend any employee benefit or similar plan; (xii) not permit the Company to enter into, modify or waive any confidentiality, standstill or non-compete agreement or arrangement; (xiii) not permit the Company to incur capital expenditures in excess of the amounts set forth in Schedule A hereto; (xiv) not take and not permit the Company to take any action that is reasonably likely to result in the representations and warranties set forth in Section 2 becoming false or inaccurate in any material respect as of the Closing Date; (xv) not permit the Company to enter into or consummate any transactions with an Affiliate of the Company which transaction is outside the ordinary course of business or unrelated to the Business; and
(xvi) not, and not permit the Company to, agree in writing or otherwise to do any of the things prohibited by this paragraph (b).

               (c)  Intentionally omitted.

               (d) Between the date of this Agreement and the Closing Date, the Seller will not transfer its shares of the capital stock of the Company to any other person.

               (e) The Seller and the Company shall permit representatives of the Buyer to have full access at all reasonable times to the Company's premises, properties, books, records, contracts and documents, in each case to the extent related to the Business, and shall cause their independent accountants to give the Buyer access to the work papers of the Seller's accountants to the extent such work papers are related to the Business. The Seller and the Company shall use reasonable efforts to permit the Buyer to have access to the Company's customers and suppliers. Information obtained by the Buyer pursuant to this
Section 4.1(e) shall be subject to the provisions of the Confidentiality Agreement, which agreement remains in full force and effect. No investigation conducted pursuant to this Section 4.1(e) or otherwise shall affect or be deemed to modify any representation or warranty made in this Agreement. If, in the course of any investigation pursuant to this Section 4.1(e), the Buyer discovers any breach of any representation or warranty contained in this Agreement or any Ancillary Agreement or any circumstance or condition that upon Closing would constitute such a breach, the Buyer shall promptly so inform the Seller.

               (f) The Seller agrees that neither it nor any of its Affiliates shall, for a period of five years from the Closing Date, engage in any of the following activities in the United States or Canada: (i) form any entity that competes with the Company in selling or providing to third parties telemarketing, telephony-based customer care and/or employee care services which are substantially similar to the services offered by the Business as of the date hereof (such business, the "Competing Business"); (ii) acquire any entity that engages in, as its principal business, the Competing Business (a "Competitor"); (iii) directly and intentionally solicit, divert, take away or appropriate any of the customers of the Company with the intent of diverting the outsourced customer care and/or employee care teleservices business of such customer; or (iv) provide to any Competitor consulting services directly relating to sale or provision by such Competitor of telemarketing, telephony-based customer care and/or employee care services which are substantially similar to the services offered by the Business as of the date hereof. It is understood that the provisions of this Section 4.1(f) shall not prevent the Seller from providing any telecommunications services, and consulting services related thereto, to any party including a Competing Business. Notwithstanding any other provision herein to the contrary, prior to such five-year period, upon the termination of the Teleservices Supply Agreement to be entered into by and among the Seller, the Company and the Buyer, in accordance with the terms thereof, nothing in this Section 4.1(f) shall restrict the Seller from taking any action to ensure that the Seller shall have continued reliable access to adequate service providers for the services being performed for Seller by the Company immediately prior to such termination. Seller agrees that following such five year period and prior to termination of the Teleservices Supply Agreement, Seller will not engage in any of the activities set forth in clauses (i) through (iv) without having given Buyer at least six months' notice of its intention to do so.

          4.2 AGREEMENTS OF THE BUYER AND THE COMPANY. Each of the Buyer and the Company agrees that, for a period of three years from and after the Closing, to the extent that the Company delivers requests for proposals to potential contractors with respect to the right to provide to the Company any Outsourced Business (as defined below) (which right is either a new right or a renewal of an existing right), the Company shall, and the Buyer shall cause the Company to, deliver a request for proposal to AT&T Solutions Inc. ("AT&T Solutions") and permit AT&T Solutions to bid for such Outsourced Business on the same terms, including timing considerations, as the other potential contractors that are sent requests for proposals; provided, that the foregoing shall not apply in the event that, due to special needs, it is not practicable in the Company's reasonable judgment with respect to a specific request to include AT&T Solutions in such request. "Outsourced Business" means the outsourcing of services relating to telecommunications, systems integration, and consulting related to networked information architecture and information transmission.

          4.3 ANCILLARY AGREEMENTS. (a) On or prior to the Closing Date, the Buyer shall execute and deliver to the Seller, or its designee, and the Seller, or its designee, shall execute and deliver to the Buyer the following agreements: (i) a Teleservices Supply Agreement in the form attached as Exhibit A, (ii) an Employee Matters Agreement in the form reasonably agreed upon by the parties prior to the Closing in accordance with paragraph (b) below, (iii) an Interim Services Agreement in the form reasonably agreed upon by the parties prior to the Closing in accordance with paragraph (b) below, (iv) an Amended Contract Tariff Option in the form reasonably agreed upon by the parties prior to the Closing in accordance with paragraph (b) below and (v) an Intellectual Property Agreement in the form reasonably agreed upon by the parties prior to the Closing in accordance with paragraph (b) below (collectively, the "Ancillary Agreements").

               (b) The parties hereto hereby agree that as soon as reasonably practicable following the date of this Agreement, the parties shall agree reasonably and in good faith on (i) the terms and conditions of the form of the Interim Services Agreement, which shall provide, among other things, that for a period of up to six months following the Closing Date, at the request of the Company, the Seller shall provide to the Company, at cost, transitional services on an interim basis to allow for an orderly transition in connection with the consummation of the transactions contemplated hereby; (ii) the terms and conditions of the form of the Employee Matters Agreement, which shall provide, among other things, for certain commitments with respect to certain of the Company's employees and employee benefit plans as set forth in Exhibit B hereto;
(iii) the terms and conditions of the form of the Intellectual Property Agreement; and (iv) appropriate modifications to the Tariff Option in existence as of the date hereof between the Seller and the Buyer to reflect the obligations of the Company under the section entitled "Use of Seller's Services" in the Teleservices Supply Agreement.

          4.4 COMPLIANCE WITH ANTITRUST LAWS. The Buyer and the Seller shall cooperate with the other in making filings under the HSR Act and shall use its best efforts to take, or cause to be taken, all actions necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including using its best efforts to resolve such objections, if any, as the

Antitrust Division of the Department of Justice (the "Antitrust Division") or the Federal Trade Commission (the "FTC") or state antitrust enforcement or other governmental authorities (collectively, the "Regulatory Agencies") may assert under the antitrust laws with respect to the transactions contemplated hereby. In the event an action is instituted by any person challenging the transactions contemplated hereby as violative of the antitrust laws, each of the Buyer and the Seller shall use its best efforts to resist or resolve such action. The Buyer further agrees to use its best efforts to commit to or effect the sale or other disposition of such of the assets owned or acquired by it pursuant hereto as are required to be divested in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit brought by a governmental authority or private party challenging the transactions contemplated by this Agreement as violative of the antitrust laws or which would otherwise have the effect of preventing the consummation of the transactions contemplated by this Agreement.

          4.5 REGULATORY CONSENTS. The parties shall cooperate with each other and use their respective best efforts to obtain all consents and approvals of the Regulatory Agencies required for the consummation of the transactions contemplated by this Agreement and to defend such consents and approvals in any administrative or judicial review proceeding and, if such consents or approvals impose any condition on the Company or the Seller, to use their best efforts to comply with or, if appropriate, attempt to remove such condition. In furtherance thereof, the parties shall file with the Regulatory Agencies, as promptly as practicable after the date hereof, all applications and other filings that must be delivered to the Regulatory Agencies in order to obtain such consents and approvals. These applications and other filings shall include, but not be limited to, those necessary to transfer control of the Company to the Buyer, including without limitation those required by applicable rule, regulation, or order of the Regulatory Agencies.

          4.6 OTHER CONSENTS. The parties agree to cooperate in obtaining any consents of any third parties (in addition to the Antitrust Division, the FTC or other parties or agencies, whose consents or approvals are covered elsewhere herein) required in connection with the transactions contemplated hereunder (each, a "Required Consent"). The parties agree that in the event such a Required Consent is not obtained prior to the Closing, the Seller will, subsequent to the Closing, cooperate with the Buyer and the Company in attempting to obtain the Required Consent. In no event, however, shall the Seller be obligated to pay any money to any person or to offer or grant other financial or other accommodations to any person in connection with obtaining any Required Consent. If after reasonable efforts, such Required Consent has not been obtained, the Seller will use its best efforts to provide the Company with the rights and benefits of the affected contract or agreement at least as favorable to the Company as the affected contract (an "Alternative Arrangement"), and the Buyer shall assume the obligations and burdens thereunder to the extent and for so long as the Company receives the benefits thereof. Except for the Required Consents listed in Section 4.6 of the Disclosure Schedule, the failure by the parties to obtain any Required Consent shall not relieve either party from its obligation to consummate at the Closing the transactions contemplated by this Agreement.

          4.7 TERMINATION OF INTERCOMPANY OBLIGATIONS. Subject to Section 4.3 and as set forth on the Company Disclosure Schedule, and except for intercompany obligations incurred by the Company in the ordinary course of business (including but not limited to telecommunications services provided to the Company by the Seller), the parties agree that on or immediately before the Closing, the Seller shall cancel or cause to be canceled all obligations (including but not limited to loans, accrued interest, advances, and accrued payments and fees) owing by the Company to the Seller or its Affiliates, and the Company shall cancel all obligations (including but not limited to loans, accrued interest, advances, accrued payments and fees, and all receivables for services performed on or prior to the Closing Date, whether or not billed to the Company or its Affilliates) owing by the Seller or its Affiliates to the Company immediately prior to the Closing, such cancellation to be effective on or before the Closing Date. The parties further agree that, from and after the Closing, all existing intercompany agreements between the Seller or its Affiliates and the Company (except for this Agreement and the Ancillary Agreements) shall be terminated.

          4.8 COVENANT OF REASONABLE BEST EFFORTS AND GOOD FAITH. Each party will use its reasonable best efforts and act in good faith to cause to be satisfied all conditions to Closing to the extent in the control of such party.

          4.9 NOTIFICATION OF CERTAIN MATTERS. Each party hereto shall provide to the other parties prompt written notice of (a) the occurrence, or failure to occur, of any event which it becomes aware that has caused or would be likely to cause any representation or warranty contained in this Agreement of any party hereto to be untrue or inaccurate at any time from any date hereof to the Closing Date and (b) the failure of any party to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied hereunder. No such notification shall affect the representations, warranties or covenants of the parties or the conditions to their respective obligations.

          4.10 TAX MATTERS.

          (a) Except to the extent Taxes are reserved for on the Adjusted Closing Balance Sheet, the Seller shall idemnify, defend and hold harmless the Buyer and the Company (i) for any and all Taxes of the Company with respect to all taxable periods of the Company ending on or prior to the Closing Date, and
(ii) all Taxes allocated to the Seller pursuant to Section 4.10(b).

          (b) If, with respect to any Tax, the taxable period of the Company does not terminate on the Closing Date (a "Split Period"), the Tax, whether based on income, capital, ownership of property or otherwise, attributable to the taxable period of the Company that includes the Closing Date shall be allocated to (i) the Seller for the period up to and including the Closing Date, and (ii) the Buyer for the period subsequent to the Closing Date. The Buyer shall indemnify, defend and hold harmless the Seller and its Affiliates with respect to all Taxes allocated to the Buyer pursuant to this Section 4.10(b). Any indemnification hereunder shall be subject to the provisions of Section 4.10(f). For purposes of this Section 4.10, Taxes for the period up to and including the Closing Date shall be determined on the basis of a closing of the books as of the Closing Date, except that any such Tax imposed annually based on ownership of assets on a particular date, or similar Tax shall be prorated to the period prior to and including the Closing Date and the period thereafter.

          (c) The Buyer and the Seller shall take all steps necessary to make a timely election under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended (and any comparable election under state or foreign tax law) with respect to the Buyer's acquisition of the Company Stock from the Seller. The Seller agrees to pay all taxes attributable to such election. The Buyer and the Seller shall cooperate fully with each other in the making of such election. In particular and not by way of limitation, in order to effect such election, the Buyer and the Seller shall jointly execute necessary copies of Internal Revenue Service Form 8023 and all attachments required to be filed therewith pursuant to applicable Treasury Regulations.

          (d) The Seller shall be solely responsible for and shall prepare or cause to be prepared, and file or cause to be filed, all Tax Returns of the Company with respect to periods ending on or before Closing Date. The Buyer shall prepare or cause to be prepared, and file or cause to be filed, all Tax

Returns of the Company with respect to periods ending after the Closing Date.

          (e) With respect to any Tax Return for a split period, the Buyer shall deliver, at least thirty (30) business days prior to the due date for filing of such Tax Return (including extensions), to the Seller a statement setting forth the amount of Taxes for which the Seller is responsible pursuant to this Agreement or that are allocable to the Seller pursuant to Section 4.10(b), as the case may be (the "Statement"), and copies of such Tax Return. The Seller shall have the right to review and approve or disapprove such Tax Return and the Statement prior to the filing of such Tax Return. The Seller and the Buyer agree to negotiate and resolve in good faith any issue arising as a result of the review of such Tax Return and the Statement and to mutually consent to the filing as promptly as possible of such Tax Return. In the event the parties are unable to resolve any dispute within ten (10) business days following the delivery of such Tax Return and the Statement. The Seller and the Buyer shall jointly select a public accounting firm with nationally recognized tax expertise ("Tax Arbitrator") to resolve the dispute. If the Tax Arbitrator has not resolved the dispute within five (5) business days prior to the due date (including extensions) for the filing of the Tax Return in question, then the Buyer may file such Tax Return on the determination having been made and without the Seller's consent. Notwithstanding the filing of such Tax Return, the Tax Arbitrator shall make a determination with respect to any dispute issue, and the amount of Taxes for which the Seller is responsible under this Agreement or that are allocable to the Seller the pursuant to
Section 4.10(b), as the case may be, shall be as determined by the Tax Arbitrator. The fees and expenses of the Tax Arbitrator shall be shared equally by the Buyer and the Seller. Not later than five (5) business days before the due date for the payment of Taxes with respect to such Tax Return or
(ii) in the event of a dispute, five (5) business days after notice to the Seller of resolution thereof, the Seller shall pay to the Buyer an amount equal to the Taxes shown on the Statement as being the responsibility of the Seller under this Agreement or allocable to the Seller pursuant to Section 4.10(b), or in such notice (as the case may be). Notwithstanding, the foregoing, in the case of a dispute, the Seller shall pay to the Buyer not later than five (5) business days before the due date for the payment of Taxes with respect to such Tax Return, the amount of Taxes that the Seller reasonably believes at such time is properly the responsibility of the Seller under this Agreement or allocable to Seller pursuant to Section 4.10(b). No payment pursuant to this
Section 4.10(e) shall excuse the Seller from its indemnification obligations pursuant to this Agreement if the amount of Taxes as ultimately determined (on audit or otherwise) for the periods covered by such Tax Returns that are the responsibility of the Seller exceeds the amount of the Seller's payment under this Section 4.10(e).

          (f) Whenever any taxing authority sends a notice of audit, initiates an examination of the Company or otherwise asserts a claim, makes an assessment, or disputes the amount of Taxes (i) for any taxable period for which the Seller is or may be liable under this Agreement, or (ii) for any taxable period that involves an issue that could potentially effect a taxable period for which the Seller is or may be liable under this Agreement, the Buyer shall promptly inform the Seller, and the Seller shall have the right to control, at its cost, any resulting proceedings and to determine whether and when to settle any such claim, assessment or dispute to the extent such proceedings or determinations affect the amount of Taxes for which the Seller is liable under this Agreement. Whenever any taxing authority sends a notice of an audit, initiates an examination of the Company or otherwise asserts a claim, makes an assessment or disputes the amount of Taxes (i) for any taxable period for which the Buyer is liable under this Agreement or (ii) for any taxable period that involves an issue that could potentially affect a taxable period for which the Buyer is or may be liable under this Agreement, the Seller shall promptly inform the Buyer, and the Buyer shall have the right to control, at its cost, any resulting proceedings and to determine whether and when to settle any such claim, assessment or dispute, except to the extent such proceedings affect the amount of Taxes for which the Seller is liable under this Agreement.

          (g) Each of the Buyer and the Seller will provide the other with such assistance as may reasonably be requested by either of them in connection with the preparation of any Tax Return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liability for Taxes, and each will retain and provide the other with any records or information which may be relevant to such return, audit or examination proceedings or determination. Such assistance shall include making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder and shall include providing copies of any relevant tax return and supporting work schedules. The party requesting assistance hereunder shall reimburse the other for reasonable expense incurred in providing such assistance. Without limiting in anyway the foregoing provisions of this Section 4.10(g), the Buyer hereby agrees that it will retain, until the appropriate statues of limitation (including any extensions) expire, copies of all Tax Returns, supporting work schedules and other records or information which it possesses and which may be relevant to such returns of the Company for all taxable periods ending or prior to the Closing Date, and that such records shall be maintained until the expiration of the applicable statute of limitations, including any extensions thereto. Further, the Buyer will not destroy or otherwise dispose of such records without first providing the Seller with a reasonable opportunity to review and copy such records.

          (h) Any and all tax sharing agreements or practices among or between the Company on the one hand and the Seller or any of its affiliates on the other hand shall be terminated as of the Closing Date and no payments relating thereto shall be made subsequent to the Closing Date unless set forth in the Adjusted Closing Balance Sheet.

          (i) For purposes of the Agreement, the allocation of the Purchase Price to the assets of the Company shall be as agreed to by the Buyer and the Seller, or, if the Buyer and the Seller cannot agree, then the assets on which agreement has not been reached shall be subject to an appraisal by an independent appraiser which shall be acceptable to both parties, the cost of such appraisal to be borne equally by both parties. The amount of the Purchase price allocated to such assets so appraised shall be equal to their respective appraised fair market values. Unless otherwise prohibited by law, all foreign, federal, state, and local income Tax Returns filed by the Buyer and the Seller shall be filed consistently with the allocations made pursuant to the Agreement.


                                   SECTION 5

              CONDITIONS TO THE CLOSING OF THE SELLER AND THE COMPANY

          The obligation of the Seller and the Company to consummate the Closing is subject to the fulfillment on or prior to the Closing Date of each of the following conditions, any of which may be waived in whole or in part by the Seller and the Company:

          5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Buyer in Section 3 hereof shall be true and correct in all respects as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct in all material respects as of such date or time).

          5.2 PERFORMANCE. All covenants contained herein to be performed or complied with by the Buyer on or prior to the Closing Date shall have been performed or complied with in all material respects.

          5.3 OFFICER'S CERTIFICATE. The Seller shall have received a certificate executed by an officer of the Buyer and dated as of the Closing Date to the effect that the conditions set forth in Sections 5.1 and 5.2 have been satisfied at and as of the Closing Date.

          5.4 HSR WAITING PERIOD; PROHIBITIONS. The HSR Act waiting period shall have expired or have been terminated, and there shall have been no statute, rule, injunction or other order promulgated, enacted, entered or enforced by any state, federal or foreign government or governmental authority (including, without limitation, under the Competition Act) or by any court, domestic or foreign, of competent jurisdiction which shall remain in effect which restrains, prohibits or delays the consummation of the transactions contemplated by this Agreement.

          5.5 ANCILLARY AGREEMENTS. Each of the Ancillary Agreements shall have been duly executed and delivered by the parties thereto.


                                    SECTION 6

                      CONDITIONS TO THE CLOSING OF THE BUYER

          The obligation of the Buyer to consummate the Closing is subject to the fulfillment on or prior to the Closing Date of each of the following conditions, any of which may be waived in whole or in part by the Buyer:

          6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Seller and the Company in Section 2 hereof, and the Intellectual Property Agreement, if any, shall be true and correct in all respects as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct in all material respects as of such date or time).

          6.2 PERFORMANCE. All covenants, agreements and conditions contained herein to be performed or complied with by the Seller and the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

          6.3 OFFICERS CERTIFICATE. The Buyer shall have received a certificate executed by an officer of each of the Seller and the Company and dated as of the Closing Date to the effect that the conditions set forth in
Section 6.1 and 6.2 have been satisfied at and as of the Closing Date.

          6.4 HSR WAITING PERIOD; PROHIBITIONS. The HSR Act waiting period shall have expired or have been terminated, and there shall have been no statute, rule, injunction or other order promulgated, enacted, entered or enforced by any state, federal or foreign government or governmental authority (including, without limitation, under the Competition Act) or by any court, domestic or foreign, of competent jurisdiction which shall remain in effect which restrains, prohibits or delays the consummation of the transactions contemplated by this Agreement.

          6.5 ANCILLARY AGREEMENTS. Each of the Ancillary Agreements shall have been duly executed and delivered by the parties thereto.


                                   SECTION 7

                         CLOSING, EXCHANGE AND DELIVERY

          7.1 CLOSING DATE AND PLACE OF CLOSING. Unless otherwise agreed by the parties in writing, the consummation of the transactions described herein (the "Closing") shall take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York, at ten o'clock a.m. local time on the fifth business day following the date on which the satisfaction or waiver of the last to occur of the conditions described in Sections 5 and 6, other than conditions that by their terms are to be satisfied at Closing occurs (the "Closing Date"). For federal income tax purposes, the Closing shall be deemed to have occurred at the close of business on the Closing Date. The Buyer and the Seller agree to report all transactions not in the ordinary course of business occurring on the Closing Date after the Buyer's purchase of the Company Stock and the Canadian Assets on the Buyer's federal income Tax Return to the extent permitted by Section 1.1502-76(b)(1)(ii)(B) of the Regulations. For this purpose, the deemed asset sale pursuant to the parties' election under Section 338(h)(10) of the Code shall not be considered to be a transaction not in the ordinary course of business.

          7.2  EXCHANGE AND DELIVERY.

               (a) On the Closing Date, subject to the terms and conditions hereof and in reliance upon the representations, warranties and agreements contained herein, the Seller shall deliver to the Buyer the Company Stock as provided in Section 1.2, and the Buyer shall deliver to the Seller the Purchase Price at the Closing, as provided in Section 1.2. All stock certificates delivered by the Seller at the Closing shall be duly endorsed or accompanied by a stock transfer power duly endorsed in blank.

               (b) On the Closing Date, subject to the terms and conditions hereof and in reliance upon the representations, warranties and agreements contained herein, the Seller shall deliver to the Buyer:

                   (i)   the minute and stock books of the Company;

                  (ii) copies of the certificate of incorporation and bylaws of the Company as are in full force and effect on the Closing Date;

                 (iii) the written resignation, effective as of the Closing Date, of all the officers and each member of the Board of Directors of the Company;

                  (iv) a special corporate warranty deed from Seller conveying fee simple title to the real property located at 8000 Baymeadows Way, Jacksonville, FL, to the Company or the Buyer's designee, said conveyance to be subject to Permitted Encumbrances; and

                   (v) an assignment of lease assigning to the Company the Seller's interest as tenant in that certain lease with Cypress Broward Trade Centre, Inc., as landlord for premises located at 200 West Cypress Creek Road, Ft. Lauderdale, FL.

               (c) On the Closing Date, ACE shall deliver an assignment of leases assigning to the Company its rights as tenant under the Canada leases set forth on the Disclosure Schedule, and the Company shall deliver an executed counterpart thereof to ACE wherein the Company shall agree to assume all of the tenant's obligations under such leases.

               (d) On the Closing Date, the Seller shall deliver assignments and instruments of assumption with respect to (i) the Assumed Liabilities, including those listed in Section 1.3 of the Disclosure Schedule, (ii) the Assigned

Contracts, including those listed in Schedule 1.4 of the Disclosure Schedule, and (iii) to the extent assignable, the confidentiality agreements described in Section 4.1(h).

                                   SECTION 8

                                  TERMINATION

          8.1  RIGHT OF PARTIES TO TERMINATE.  This Agreement may be terminated:

     (a)  by the mutual consent of the Seller and the Buyer;

     (b) by either the Seller or the Buyer by written notice to the other party if the Closing shall not have occurred on or prior to March 31, 1998; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill or perform any material obligation under this Agreement has been the cause of, or has substantially resulted in, the failure of the Closing to occur on or before such date;

     (c) by either the Seller or the Buyer in the event any court of competent jurisdiction in the United States or other federal, state or local government body shall have issued a final order, decree or ruling or taken any other action, no longer subject to appeal, prohibiting the transactions contemplated hereby;

     (d) by the Seller in the event that the Buyer is in material breach of any of its representations, warranties or covenants hereunder which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on the Buyer or a material adverse effect on its ability to consummate the transactions contemplated by this Agreement, such that the breach (i) cannot be cured by the Closing Date or (ii) has not been cured within 30 days of the date on which the Buyer receives written notice thereof from the Seller; or

     (e) by the Buyer in the event that the Seller or the Company is in material breach of any of its representations, warranties and covenants hereunder which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on the Business, taken as a whole, or a material adverse effect on the Seller's ability to consummate the transactions contemplated by this Agreement, in each case such that the breach (i) cannot be cured by the Closing Date or (ii) has not been cured within 30 days of the date on which the Seller and the Company receives written notice thereof from the Buyer.

          8.2 EFFECT OF TERMINATION. In the event of a termination pursuant to Section 8.1, the parties hereto shall be released from all liabilities and obligations arising hereunder, except for those obligations set forth in
Section 11, 12.1, 12.4, 12.9 and this Section 8.2; PROVIDED, HOWEVER, that none of the Buyer, the Seller or the Company shall be relieved from liabilities for any breach of this Agreement.


                                   SECTION 9

                          SURVIVAL OF REPRESENTATIONS

          9.1 SURVIVAL. The agreements of the Seller and the Buyer that involve actions to be completed or obligations in effect (i) prior to the Closing shall not survive the Closing and (ii) after the Closing shall survive the Closing in accordance with their terms. The representations and warranties contained in this Agreement (except for those contained in Section 2.4, which shall not terminate, and except for those contained in Section 2.17, which shall survive until the expiration of the applicable statute of limitations with respect to the items represented or warranted, including any extensions or waivers thereof) shall survive the Closing and shall remain in full force and effect until one year after the Closing. No party hereto shall have any liability for whatsoever with respect to any such representations and warranties after the survival period expires, except for claims then pending or theretofore asserted in writing by any party hereto in accordance with the terms and conditions of this Agreement.

                                  SECTION 10

                                INDEMNIFICATION

          10.1 AGREEMENT TO INDEMNIFY. (a) From and after the Closing Date, each party shall indemnify, defend, and hold harmless the other party hereto and any Affiliate of the other party and each of their respective directors, officers, employees, agents and representatives, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Indemnified Group") from and against any and all Losses incurred or suffered by any of the Indemnified Group to the extent that the Losses arise out of, or result from (x) the failure of any representation or warranty contained in this Agreement to have been true when made and as of the Closing Date; or (y) the material breach of any covenant or agreement of the indemnifying party which survives the Closing to the extent not waived by the other party hereto. No indemnity may be sought pursuant to this Section 10.1 with respect to any of the representations and warranties unless written notice ("Notice") thereof, setting forth in reasonable detail the claimed misrepresentation or breach of warranty, shall have been delivered to the party alleged to have breached such representation or warranty prior to the expiration of such representation or warranty.

          (b) From and after the Closing Date, the Seller shall indemnify, defend and hold harmless the Buyer and the Buyer's Indemnified Group from and against all Losses to the extent the Losses arise out of or result from any employee matters to the extent provided for in the Employee Matters Agreement.

          (c) From and after the Closing Date, the Buyer shall indemnify, defend and hold harmless the Seller and the Seller's Indemnified Group from and against all Losses to the extent the Losses arise out of or result from (i) any employee matters to the extent provided for in the Employee Matters Agreement;
(ii) any taxes of the Company due in respect of any period ending after the Closing; (iii) any failure of the Buyer to discharge any of the Assumed Liabilities whether known or unknown, accrued or contingent, or now or subsequently incurred; or (iv) any Losses of the Company or any of its Subsidiaries or Affiliates or arising out of or resulting from any of the businesses, assets, operations or activities of the Company, any of its Subsidiaries or Affiliates (including any predecessor of the Company, any Subsidiary or any Affiliate, and any former business, asset, operation, activity or subsidiary of any of the foregoing) heretofore, currently or hereafter owned or conducted, as the case may be, including, without limitation, any Losses based on negligence, gross negligence, strict liability or any other theory of liability, whether in law (whether common or statutory) or equity. The Company shall be jointly and severally liable for the Buyer's indemnification obligations pursuant to this Agreement, including, without limitation, pursuant to this Section 10.

          10.2 INDEMNIFICATION PROCEDURE. The member of the Indemnified Group seeking indemnification under this Agreement (the "Indemnified Party") shall promptly notify the indemnifying party of any fact upon which the Indemnified Party intends to base a claim for indemnification hereunder. Notice shall in all events be considered prompt if given (a) no later than 30 days after the Indemnified Party learns of the facts upon which it will claim such indemnification or (b) if earlier, in sufficient time to allow the indemnifying party to exercise its rights pursuant to this Section 10.2; PROVIDED, HOWEVER, that the failure to provide such notice of claims promptly (so long as notice of claims is given before the date on which the applicable representation or warranty ceases to survive) shall not affect the obligations of the indemnifying party hereunder except to the extent the indemnifying party is prejudiced thereby. (Claims for which notice has been given meeting the above requirements are hereinafter referred to as "Notified Claims.") The indemnifying party shall have the right, at its own cost, to participate jointly in the defense of any claim, demand, lawsuit or other proceeding in connection with which the Indemnified Party has claimed indemnification hereunder, and may elect to take over the defense of such claim. If the indemnifying party makes such an election, (x) it shall keep the Indemnified Party informed as to the status of such matter and shall send promptly copies of all pleadings to the Indemnified Party, (y) with respect to any issue involved in such claim, it shall have the sole right, with respect to claims or portions of claims seeking monetary damages only, to settle or otherwise dispose of such claim on such terms as it, in its sole discretion, shall deem appropriate; PROVIDED, HOWEVER, that the consent of the Indemnified Party to the settlement or disposition shall be required if such settlement or disposition shall result in any liability to, equitable relief against or adverse business effect on the Indemnified Party, which consent shall not be unreasonably withheld, and (z) the Indemnified Party shall have the right to participate jointly in the defense of such claim, but shall do so at its own cost not subject to reimbursement under Section 10.1. If the indemnifying party does not elect to take over the defense of a claim, the Indemnified Party shall have the right to contest, compromise or settle such claim in the exercise of its reasonable judgment; PROVIDED, HOWEVER, that the consent of the indemnifying party to any compromise or settlement of such claim shall be required if such compromise or settlement shall result in any liability to the indemnifying party, which consent shall not be unreasonably withheld.

          10.3 MEASURE OF AND LIMITATION UPON INDEMNIFICATION.

          (a) The amount of the indemnifying party's liability under this Agreement shall be determined taking into account any applicable insurance proceeds actually received by, and tax related benefits or tax refunds that actually reduce the overall impact of the Losses upon, the Indemnified Party.

          (b)  The Seller's liability for claims made under clause (a) of
Section 10.1 shall be subject to the following limitations: (i) the Seller shall have no liability for such claims until the aggregate amount of the Losses incurred by the Buyer's Indemnified Group shall exceed $1 million, in which case the Seller shall be liable only for the portion of the Losses exceeding $1 million, and (ii) the Seller's aggregate liability for all such claims shall not exceed $50,000,000.

          (c) The provisions of this Section 10, except the procedural provisions of Section 10.2 and the measure of indemnification provisions of
Section 10.3(a), shall not apply to any indemnification provisions expressly set forth in any other Section of this Agreement or any Ancillary Agreements (the "Special Indemnifications"). The indemnification provided in this
Section 10 shall (except for the remedies provided for by the Special Indemnifications) be the sole and exclusive remedy after the Closing Date for damages available to the parties to this Agreement for breach of any of the terms, representations or warranties contained herein or in any Ancillary Agreement or any right, claim, or action arising from the transactions contemplated by this Agreement or any Ancillary Agreement. Without limiting the generality of the foregoing, the Buyer expressly waives, releases and agrees not to make any claim against the Seller or its Affiliates, except for indemnification claims made pursuant to this Section 10 (or the Special Indemnities), for the recovery of any cost or damages, whether directly or by way of contribution, or for any other relief whatsoever, under the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, or any federal, state or local statute or regulation or any federal, state or local common law, whether now existing or applicable or hereinafter enacted or applicable, providing for any right of recovery for any environmental matter relating to or arising out of the premises owned or used by the Company. Except as otherwise specifically provided hereunder, the parties (including for this purposes their Affiliates) shall not be liable for incidental, indirect, special or consequential damages (including lost profits or lost revenues) under this Agreement, regardless of whether such liability arises in tort, contract, breach of warranty, indemnification or otherwise.


                                  SECTION 11

                                CONFIDENTIALITY

          11.1 CONFIDENTIAL INFORMATION. The parties acknowledge and continue to be bound to, and all information and materials provided under this Agreement are subject to, the terms and conditions of the Confidentiality Agreement by and between the Seller and the Buyer entered into in connection with the transactions contemplated hereby.

          11.2 SECURITIES LAWS. Each party acknowledges that it is aware, and will advise its directors, officers, employees and representatives who are informed as to the matters which are the subject of this Agreement, that the U.S. securities laws prohibit any person or entity who has material, nonpublic information concerning the matters which are the subject of this Agreement from purchasing or selling securities of a company which may be a party to a transaction of the type contemplated herein.

                                 SECTION 12

                               MISCELLANEOUS

          12.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of New York without reference to the choice of law principles thereof.

          12.2 SUCCESSORS AND ASSIGNS.   Except as otherwise expressly provided
herein, the terms and provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto; PROVIDED, HOWEVER, that no party hereto will assign its rights or delegate its obligations under this Agreement without the express prior written consent of each other party hereto.

          12.3 ENTIRE AGREEMENT. This Agreement, the Ancillary Agreements, the Exhibits and Schedules hereto constitute the full and entire understanding and agreement among the parties with regard to the subject matter hereof and supersede all other prior agreements and understanding, both written and oral, among the parties.

          12.4 NOTICES. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be given by personal delivery or by Federal Express or similar overnight courier, or by facsimile transmission immediately followed by such personal delivery or overnight courier, addressed as follows:

               If to the Buyer:

                    MATRIXX Marketing Inc.
                    291 East Fourth Street
                    Cincinnati, Ohio 45202
                    Attention:  William D. Baskett III, General Counsel

               With a copy to:

                    Simpson Thacher & Bartlett
                    425 Lexington Avenue
                    New York, New York 10017
                    Attention:  David B. Chapnick

               If to the Seller or the Company:

                    AT&T Corp.
                    295 North Maple Avenue
                    Basking Ridge, NJ  07920

                    Attention: Mr. Michael Waks
                               Director, Mergers & Acquisitions

               With a copy to the same address and:

                    Attention: Vice President Law and
                               Corporate Secretary

          12.5 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. The parties agree to negotiate in good faith a new, substitute provision or provisions which will achieve, so far as practicable, the intent and purposes of the invalid, illegal or unenforceable provision. Nothing contained in this Agreement shall require any party to take any action which is contrary to any license, permit, consent, approval, authorization, qualification or order of any governmental agency or which is otherwise contrary to applicable law.

          12.6 NO THIRD-PARTY BENEFICIARIES. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon or to give any person, firm or corporation, other than the parties hereto, any rights or remedies under or by reason of this Agreement.

          12.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          12.8 TITLES AND SUBTITLES. The titles and subtitles of the sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          12.9 EXPENSES. Each party shall bear its own expenses with respect to this Agreement and the transactions contemplated herein. Seller agrees that all its expenses, including the fees and expenses of its counsel and financial advisor, in connection with this Agreement and such transactions will be paid by the Seller and will not be allocated to the Company. All filing fees charged with respect to any joint filings made by the parties with respect to the actions contemplated by this Agreement shall be paid one-half by the Seller and one-half by the Buyer.

          12.10 PUBLIC STATEMENTS AND PRESS RELEASES. The parties hereto covenant and agree that, except as provided below, each will not make, issue or release a public announcement, press release, public statement or public acknowledgment of the existence of, or reveal publicly the terms, conditions and status of, the transactions provided for herein or in the Ancillary Agreements without the prior written consent of the other party as to the content and time of release of and the media in which such statement or announcement is to be made; PROVIDED, HOWEVER, that in the case of announcements which counsel for either party believes such party is required by law or under stock exchange (or similar securities trading) requirement to make, issue or release, the making, issuing or releasing of any such announcement by such party shall not constitute a breach of this Agreement if such party shall have given, to the extent reasonably possible, not less than twenty-four (24) hours' prior notice to the other party or parties and shall have attempted, to the extent reasonably possible, to clear the content and time of such announcement, statement, acknowledgment or revelation with the other party or parties. Each party hereto agrees that it will not unreasonably withhold any such consent or clearance.

          12.11 SPECIFIC PERFORMANCE. The parties agree that (a) the Company Stock constitutes unique property that cannot be readily obtained on the open market and (b) the Seller will, during the pendency of this Agreement, be incurring opportunity and other costs which are not susceptible to quantification. For these reasons, each of the Buyer and the Seller agrees that the other would be irreparably injured if this Agreement is not specifically enforced. Therefore, each party shall have the right specifically to enforce the other's performance under this Agreement, and each party agrees to waive the defense in any such suit in which the other has an adequate remedy at law and to interpose no opposition, legal or otherwise, as to the propriety of specific performance as a remedy. Each party's right to seek specific performance shall be in addition to, and not in lieu of, any other rights or remedies that may be available to it in the event of the other's breach or default hereunder.

          12.12 TRANSFER TAXES. All transfer, documentary, sales, use, stamp, registration and other such taxes and fees (including any penalties and interest related thereto) incurred in connection with the transactions contemplated under this Agreement (including any transactions undertaken to enable the Buyer to acquire the Canadian Assets, including any real property gains, transfer or similar taxes imposed by any state or subdivision) shall be borne and paid by the Buyer, and the Buyer will, at its own expense, file all necessary tax returns and other documentation with respect to all such taxes and fees, and, if required by applicable law, the Seller will, and will cause its Affiliates to, join in the execution of any such tax returns and other documentation.

          12.13 DISPUTE RESOLUTION. The parties shall use and strictly adhere to the following dispute resolution processes, except as otherwise expressly provided in this Section 12.13, to resolve any and all disputes, controversies or claims, whether based on contract, tort, statute, fraud, misrepresentation or any other legal or equitable theory (hereinafter "Dispute(s)"), arising out of or relating to this Agreement (and any prior agreement this Agreement supersedes), including without limitation, its making, termination, non-renewal, its alleged breach and the subject matter of this Agreement:

               (a) NEGOTIATION. The parties shall first attempt to settle each Dispute through good faith negotiations. The aggrieved party shall initiate such negotiations by giving the other party(ies) written notice of the existence and nature of the Dispute. The other party(ies) shall in a writing to the aggrieved party acknowledge such notice of Dispute within ten (10) business days. Such acknowledgment may also set forth any

Dispute that the acknowledging party desires to have resolved in accordance with this Section.

               (b) MEDIATION. Thereafter, if any Dispute is not resolved by the parties through negotiation within thirty (30) calendar days of the date of the notice of acknowledgment, either party may terminate informal negotiations with respect to that Dispute and request that the Dispute be submitted to non-binding mediation. Any mediation of a Dispute under this Section shall be conducted by the CPR Institute for Dispute Resolution ("CPR") in accordance with the then current CPR "Model Mediation Procedure for Business Disputes" ("Model Procedures") and the procedures specified in this Section to the extent that they conflict with, modify or add to such Model Procedures. Any demand for initiation of mediation of a Dispute must be in writing to both the other party(ies) involved and to the CPR and must set forth the nature of the Dispute. Each party to the mediation shall bear its own expenses with respect to mediation and the parties shall share equally the fees and expenses of the CPR and the mediator. The failure by a party to timely pay its share of the mediation fees and expenses of the CPR and the mediator shall be a bar to arbitration under paragraph (b) of this Section 12.13 of that party's Dispute(s). Any mediation under this Section shall be conducted within the State of New York at a site selected by the mediator that is reasonably convenient to the parties. Each party shall be represented in the mediation by representatives having final settlement authority with respect to the Dispute(s). All information and documents disclosed in mediation by any party shall remain private and confidential to the disclosing party and may not be disclosed by any other party outside the mediation. No privilege or right with respect to any information or document disclosed in mediation shall be waived or lost by such disclosure.

               (c) ARBITRATION. Any Dispute not finally resolved after negotiation and mediation in accordance with Sections 12.13(a) and 12.13(b) shall, upon the written demand of any involved party delivered to other party(ies) and the CPR, be finally resolved through binding arbitration in accordance with the then current CPR "Non-Administered Arbitration Rules" ("Arbitration Rules") and the procedures specified in this Section to the extent that they conflict with, modify or add to such Arbitration Rules. Any Dispute of any other party not finally resolved after negotiation and mediation pursuant to this Section may be made a part of the arbitration demanded by another party, provided that the written notice of demand for arbitration of that Dispute is received by the CPR before selection of an arbitrator of the CPR. Any demand for arbitration of a Dispute received by the CPR after the selection of the arbitrator must be resolved


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

through a separate arbitration proceeding in accordance with this Section. Each party shall bear its own expenses with respect to arbitration and the parties shall share equally the fees and expenses of the CPR and the arbitrator. Unless otherwise mutually agreed by the parties in writing, the arbitration shall be conducted by one (1) neutral arbitrator. The arbitration shall be conducted in the State of New York at a site selected by the arbitrator that is reasonably convenient to the parties. The arbitrator shall be bound by and strictly enforce the terms of the Agreement and may not limit, expand, or otherwise modify the terms of this Agreement. The arbitrator shall make a good faith effort to apply applicable law, but an arbitration decision and award shall not be subject to review because of errors of law. The arbitrator shall have the sole authority to resolve issues of the arbitrability of any Dispute, including the applicability or running of any statute of limitations. The arbitrator shall not have power to award damages in connection with any Dispute in excess of actual compensatory damages or to award punitive damages or any damages that are excluded under the Limitation of Liability Section of this Agreement and each party irrevocably waives any claim thereto. The arbitrator shall not have the power to order pre-hearing discovery of documents or the taking of depositions. The arbitrator may compel, to the extent provided by the FAA, attendance of witnesses and the production of documents at the hearing. The arbitrator's decisions and award shall be made and delivered to the parties within six months of selection of the arbitrator by the CPR and judgment on the award by the arbitrator may be entered by any court having jurisdiction thereof.

               (d) INTERPRETATION AND ENFORCEMENT. This Section shall be interpreted, governed by and enforced in accordance with the United States Arbitration Act, 9 U.S.C. Section 1-14 (the "Federal Arbitration Act" or "FAA"). The laws of the State of New York, except those pertaining to choice of law, arbitration of disputes and those pertaining to the time limits for bringing an action that conflict with the terms of this Dispute Resolution provision, shall govern all other substantive matters pertaining to the interpretation and enforcement of the other terms of this Agreement with respect to the any Dispute. Any party to a Dispute, which is the subject of a notice initiating the Dispute resolution procedures under this Section, may seek a temporary injunction in any state or federal court of competent jurisdiction to the limited extent necessary to preserve the status quo during the pendency of final resolution of a Dispute in accordance with this Section. If court proceedings to stay litigation of a Dispute or compel arbitration of a Dispute are necessary, the party who unsuccessfully opposes such proceedings shall pay all associated costs, expenses, and attorneys' fees that the other


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

party reasonably incurs in connection with such court proceedings. An order to pay such costs, expenses and attorney fees shall become part of any decision and award of the arbitrator of the Dispute. An arbitrator appointed pursuant to Section 12.13(c) to resolve a Dispute may also issue such injunctive orders and shall have the power to modify or dissolve the injunctive order of any court to the extent it pertains to the Dispute which the arbitrator has been selected to finally resolve. The parties, their representatives, other participants, and the mediator and arbitrator shall hold the existence, content, and result of the mediation and arbitration of a Dispute in confidence except the limited extent necessary to enforce a final settlement agreement or to obtain and secure enforcement of or a judgment on an arbitration decision and award.

               (e) STATUTES OF LIMITATIONS. The statute(s) of limitation applicable to any Dispute shall be tolled upon initiation of the Dispute resolution procedures under this Section and shall remain tolled until the Dispute is resolved by mediation or arbitration under this Section. Tolling shall cease if the aggrieved party with a Dispute does not initiate mediation within sixty (60) calendar days after good faith negotiations are terminated by any party and, after mediation of a Dispute, if the aggrieved party with a Dispute does not initiate a demand for arbitration with sixty (60) calendar days after mediation is terminated. However, any Dispute is forever barred that has not expressly been made the subject of the written notice required under Section 12.13(a) within 365 days after the date the Party asserting the Dispute first knows or should have known of the existence of the acts or omissions that give rise to such Dispute.

               (f) TRADEMARKS, PATENTS AND COPYRIGHTS. Unless the parties mutually agree in writing, Disputes relating to trademarks (including service marks), patents and copyrights shall not be resolved in accordance with the Dispute resolution procedures set forth in this Section 12.14 and shall be resolved as otherwise provided in this Agreement.

          12.15 DEFINITIONS. "Affiliate" of a Person means any Person controlling, controlled by, or under common control with, such Person. For purposes of this definition, "control" means the ownership of or the right to vote a majority of the voting power of such Person or the ability to elect or right to designate a majority of the board of directors or similar governing body of such Person.

"Environmental Law" means the Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA), 42 U.S.C. Section 9601 et seq.; the Resource Conservation and Recovery Act

(RCRA), 42 U.S.C. Section 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1471 et seq.; the Toxic Substances Control Act, 15 U.S.C., Section 2601-2629; the Safe Drinking Water Act, 42 U.S.C. Section 300f-300j; and the California Safe Drinking Water and Toxic Enforcement Act of 1986 (California Proposition 65, Cal. Health and Safety Code Section 2500 et seq.), as amended from time to time; and any other federal, state or local laws and ordinances that relate to the protection of the environment or the protection of public health and safety from environmental concerns, or that regulate in any way, or establish liability with respect to, Hazardous Materials or Wastes and the regulations implementing such statutes, as well as any common law causes of action that relate to the protection of the environment or the protection of public health and safety from environmental concerns.

"Hazardous Materials or Wastes" means any toxic or hazardous substance, material or waste which is or becomes subject to or regulated by any local governmental authority or the United States Government, and includes, but is not limited to, any hazardous substance pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1321), any hazardous waste pursuant to Section 1004 of the Federal Resource Conservation and Control Act, 42 U.S.C. Section 6901, et seq., any hazardous substance pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., any regulated substance pursuant to Subchapter IX, Solid Waste Disposal Act, 42 U.S.C. Section 6991, any regulated substance under the Toxic Substances Control Act, 15. U.S.C. Section 2601 et seq., any petroleum product or waste, or any derivative therefrom, or any other substance which requires remediation under any applicable law or regulation.

"Indebtedness" means indebtedness for borrowed money only.

"Knowledge" means the actual knowledge of the persons listed on Schedule A hereto.

"Material Adverse Effect", with respect to any entity, means a material adverse effect on the financial condition, business, assets, liabilities or results of operations of such entity and its consolidated subsidiaries, taken as a whole.

"Permitted Encumbrances" means (1) liens for current taxes and assessments not yet past due; (2) inchoate mechanics' and materialmen's liens for construction in progress; (3) workmen's, repairmen's, warehousemen's and carriers' liens arising in the ordinary course of business; (4) all matters of record, liens and other imperfections of title and


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

encumbrances, which matters, liens and imperfections, in the aggregate, would not have a Material Adverse Effect on the Company; (5) easements, rights-of-way, restrictions and other similar encumbrances on real property; and (6) zoning, entitlement and other land use and environmental regulations by governmental agencies.


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

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers or representatives.

The Buyer

MATRIXX Marketing Inc.



By:  /s/ David F. Dougherty
     -------------------------------------
Name: David F. Dougherty
Title: President and Chief Executive Officer


The Seller

AT&T Corp.



By:  /s/ G. McGovern
     ------------------------------------
Name: G. McGovern
Title: Executive Vice President
       Consumer Markets Division


The Company

American Transtech Inc.



By:  /s/ Mufit Cinali
     ------------------------------------
Name: Mufit Cinali
Title: Financial Vice President,
       Mergers & Acquisitions


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